Exhibit 99.1

reAlpha Secures $5 Million Media-for-Equity Investment from Mercurius Media Capital LP

DUBLIN, Ohio, March 10, 2025 - reAlpha Tech Corp. (Nasdaq: AIRE) (the “Company” or “reAlpha”), a real estate technology company developing and commercializing artificial intelligence (“AI”) technologies, today announced a strategic investment of $5 million from Mercurius Media Capital LP (“Mercurius”), a media fund engaged in the business of providing advertising inventory in exchange for equity in companies. This investment marks a significant milestone in reAlpha’s growth strategy as it continues to advance its media and marketing outreach to expand its brand nationally.

Under the terms of the investment, reAlpha will issue shares of its preferred stock to Mercurius in exchange for media credits valued at $5 million at a price per share of $20. Additionally, Mercurius has the right to invest an additional $5 million under the same terms within two months of the initial investment, providing an opportunity for reAlpha to further amplify its media strategy and strengthen the partnership with Mercurius. reAlpha expects that through this media-for-equity investment, it will be able to leverage Mercurius’ media expertise and U.S. media network reach to bolster its national brand presence and further expand its reach across the U.S. market. By reaching a wider spectrum of audiences through the reach of the media networks that Mercurius has access to, reAlpha believes that this investment will lead to increased brand visibility and consumer engagement with the reAlpha platform, though results may vary based on market conditions.

“We are thrilled to engage Mercurius Media Capital, whose media expertise will align perfectly with reAlpha’s growth strategy to increase visibility of the brand nationally,” said Mike Logozzo, President and Chief Operating Officer of reAlpha. “We believe this investment and amplification of our market reach will be a significant step towards empowering more individuals to achieve their homeownership dreams.”

“With $100 billion in commissions paid annually1 in the $1.48 trillion U.S. housing market2, we believe there is a significant need for more cost-effective solutions for aspiring homeowners,” said Piyush Puri, Founding Partner of Mercurius. “reAlpha is uniquely positioned to capitalize on this need, and we’re excited to support their vision. Their innovative approach to real estate aligns with our commitment to support innovative businesses with a goal to redefine industries. We look forward to partnering with reAlpha as they continue to seek to scale and grow in the real estate market.”

For more information about this media-for-equity investment, please refer to the Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission (the “SEC”).

About reAlpha Tech Corp.

reAlpha Tech Corp. (Nasdaq: AIRE) is a real estate technology company developing an end-to-end commission-free homebuying platform. Utilizing the power of AI and an acquisition-led growth strategy, reAlpha’s goal is to offer a more affordable, streamlined experience for those on the journey to homeownership. For more information, visit www.realpha.com.

About Mercurius Media Capital

Mercurius Media Capital LP is a U.S.-based media-for-equity venture fund launched in December 2023 that has $87.5 million in committed capital. Co-founded by Satyan Gajwani and Piyush Puri, Mercurius builds on their 15+ years of experience in media capital transactions. Their media investment experience at The Times of India Group have shaped Mercurius’ strategy, which is grounded in a strong operational understanding of media, audience dynamics, and large-scale advertising inventory.

Mercurius partners with leading media platforms — including, among others, Sinclair Broadcast Group, Televisa Univision and Atmosphere TV — to provide companies with access to advertising inventory in exchange for equity. Through these media-for-equity transactions, Mercurius has invested in companies such as Deskera (B2B SaaS ERP), Edly (alternative student financing), RVnGo (peer-to-peer RV rentals), Captain Experiences (outdoor experiences marketplace), Airtasker (local services marketplace), and Storybook (wellness platform for kids). Additionally, through the Mercurius Bridge initiative, Mercurius provides assistance to international companies seeking to expand into the U.S. market.

Forward-Looking Statements

The information in this press release includes “forward-looking statements”. Forward-looking statements include, among other things, statements about the media-for-equity investment by Mercurius; the anticipated benefits of the media-for-equity investment by Mercurius; reAlpha’s ability to anticipate the future needs of the national homebuying market; future trends in the real estate, technology and artificial intelligence industries, generally; and reAlpha’s future growth strategy and growth rate. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: reAlpha’s limited operating history and that reAlpha has not yet fully developed its AI-based technologies; reAlpha’s ability to commercialize its developing AI-based technologies; whether reAlpha’s technology and products will be accepted and adopted by its customers and intended users; reAlpha’s ability to integrate the business of its acquired companies into its existing business and the anticipated demand for such acquired companies’ services; reAlpha’s ability to successfully enter new geographic markets; reAlpha’s ability to obtain the necessary regulatory and legal approvals to expand into additional U.S. states and maintain, or obtain, brokerage licenses in such states; reAlpha’s ability to generate additional sales or revenue from having access to, or obtaining, additional U.S. states brokerage licenses; Mercurius’ ability to successfully place reAlpha’s creative and advertisement campaigns on any media platform, including, but not limited to, those which Mercurius has access to, whether through ownership, partnership or any other commercial relationship; reAlpha’s abiltiy to expand its operations nationally and bolster its brand reputation and presence in the U.S. market through this media-for-equity investment by Mercurius; Mercurius’s ability to leverage its media network relationships to make any requested space or slot available to reAlpha for its advertisement and marketing campaigns; the inability to maintain and strengthen reAlpha’s brand and reputation; reAlpha’s ability to increase consumer engagement in its reAlpha platform and overall brand visibility through increased marketing and outreach efforts through this media-for-equity transaction with Mercurius; reAlpha’s ability to scale its operational capabilities to expand into additional geographic markets and nationally; the potential loss of key employees of its acquired companies; reAlpha’s inability to accurately forecast demand for short-term rentals, corporate relocation programs and AI-based real estate focused products; reAlpha’s ability to successfully compete in the corporate relocation market; the inability to execute business objectives and growth strategies successfully or sustain reAlpha’s growth; the inability of reAlpha’s customers to pay for reAlpha’s services; changes in applicable laws or regulations, and the impact of the regulatory environment and complexities with compliance related to such environment; and other risks and uncertainties indicated in reAlpha’s SEC filings. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements. Although reAlpha believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. reAlpha’s future results, level of activity, performance or achievements may differ materially from those contemplated, expressed or implied by the forward-looking statements, and there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking statements. For more information about the factors that could cause such differences, please refer to reAlpha’s filings with the SEC. Readers are cautioned not to put undue reliance on forward-looking statements, and reAlpha does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Footnotes:

1.	Source: New York Times (2024, March 15). Powerful Realtor Group Agrees to Slash Commissions to Settle Lawsuits. Retrieved from https://www.nytimes.com/2024/03/15/realestate/national-association-realtors-commission-settlement.html

2.	Source: Redfin. (2025). Home Sales Data from January 2024 to December 2024. Retrieved from https://public.tableau.com/views/RedfinDataCentertrend/HomeSales.

Investor Relations Contact:

Adele Carey, VP of Investor Relations

investorrelations@realpha.com

Media Contact:

Fatema Bhabrawala, Director of Public Relations

fbhabrawala@allianceadvisors.com